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                                                                    EXHIBIT 10.3

                        EXECUTIVE EMPLOYMENT AGREEMENT


     This Executive Employment Agreement ("Agreement") is made effective as of June 1, 1999 (the "Effective Date") by and between New Mexico Mortgage Corporation ("NMMC"), a New Mexico corporation and wholly owned subsidiary of Loraca International, Inc. ("Loraca"), and __________________ ("Executive").

     NOW, THEREFORE, the parties agree as follows:

1.   Employment.  NMMC hereby engages Executive, and Executive hereby accepts
     ----------
such engagement, on the terms and conditions set forth herein.

2.   Duties.
     ------

          2.1  Position.  Executive is engaged in the position of President of
               --------
NMMC and shall have the duties and responsibilities assigned by the Board of Directors of NMMC ("NMMC Board"). Executive shall perform faithfully and diligently such duties, as well as such other duties as the NMMC Board shall assign from time to time. The NMMC Board reserves the right to modify Executive's duties on a prospective basis at any time, in the NMMC Board's sole and absolute discretion, provided the duties assigned are consistent with the position of the President of NMMC.

          2.2  Best Efforts/Full-time.  Executive agrees to work diligently on
               ----------------------
behalf of NMMC, and to abide by all lawful decisions made by NMMC as well as all applicable federal, state and local laws, regulations or ordinances. Executive shall devote Executive's full business time and efforts to the performance of Executive's duties for NMMC, unless Executive notifies the NMMC Board in advance of Executive's intent to engage in other paid work and receives the NMMC Board's express written consent to do so. Executive must not engage in any work, paid or unpaid that creates an actual or potential conflict of interest with NMMC and, if the NMMC Board believes a conflict exists, the NMMC Board may ask Executive to choose whether to discontinue the other work or resign employment with NMMC.

3.   Term.
     ----

          3.1  Initial Term.  The employment relationship pursuant to this
               ------------
Agreement shall be for an initial term commencing on the Effective Date set forth above and continuing for a period of three (3) years following such date ("Initial Term"), unless sooner terminated in accordance with paragraph 7 below.

          3.2  Automatic Renewal.  On each June 1, commencing June 1, 2002, and
               -----------------
continuing on June 1 of each year thereafter, the term of this Agreement shall be automatically renewed for one additional year unless, not later than three months prior to any such June 1, either party shall have given written notice to the other that it/he does not wish to renew the term of the Agreement. In the event either party gives notice of nonrenewal pursuant to this paragraph 3.2, this Agreement will expire at the end of the current term.

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4.  Compensation.
    ------------

          4.1  Base Salary.  As compensation for the proper and satisfactory
               -----------
performance of all duties to be performed by Executive hereunder, NMMC shall pay to Executive a Base Salary at the rate of $150,000 per year ("Base Salary"), payable in arrears in accordance with NMMC's normal payroll practices, less all applicable state and federal withholding tax, social security and all other employment taxes or authorized payroll deductions.

          4.2  Incentive Compensation.  Executive is entitled to participate in
               ----------------------
the Bonus Compensation Plan which is set forth at Exhibit A.

          4.3  Stock Options.  Subject to the approval of Loraca's Board of
               -------------
Directors and concurrent with Executive's execution and delivery of this Agreement to NMMC, Executive shall be granted an option to purchase 112,500 shares of Loraca's common stock, subject to the rules and limitations set forth in the Loraca International, Inc. 1999 Stock Option Plan (the "Plan"), with an exercise price to be approved by Loraca's Board of Directors in its sole and absolute discretion.

          4.4  Performance Review.  The NMMC Board may periodically review
               ------------------
Executive's performance and compensation on no less than an annual basis. Adjustments to Base Salary or to other compensation, if any, will be made in the sole and absolute discretion of the NMMC Board. Base Salary may not be decreased and, once increased, any reference in this Agreement to Base Salary shall be deemed reference to Base Salary as so increased. Any decrease in Base Salary shall be deemed a material breach of this Agreement.

5.   Fringe Benefits.
     ---------------

          5.1  Customary Fringe Benefits.  Executive shall be eligible for all
               -------------------------
customary and usual fringe benefits generally available to employees of NMMC, as determined in the sole and absolute discretion of NMMC. NMMC reserves the right to change or eliminate the fringe benefits on a prospective basis at any time, in NMMC's sole and absolute discretion; provided, however, that NMMC shall provide Executive, on the same terms and conditions as provided to other senior level executives, with the following minimum benefits: (i) comprehensive health, medical, dental and vision care insurance; (ii) group life insurance coverage; and (iii) group long-term disability insurance benefits providing an annual disability income benefit no less than 60% of the Executive's annual Base Salary.

          5.2  Vacation.  Executive shall be eligible to accrue four (4) weeks
               --------
of paid vacation during each one year of employment. All other terms and conditions of Executive's vacation will be governed by NMMC's paid leave policies for California employees.

          5.3  Automobile Allowance.  Executive shall be provided an automobile
               --------------------
allowance in the amount of $1000 per month, payable in arrears for each full month of employment.

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          5.4  Insurance.  NMMC shall cause the Executive to be covered by and
               ---------
named as an insured under any policy or contract of insurance obtained by NMMC to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of NMMC or service in other capacities at its request. The coverage provided to the Executive pursuant to this section 5.4 shall be of the same scope and on the same terms and conditions of coverage (if any) provided to other officers or directors of NMMC and shall continue for so long as the Executive shall be subject to personal liability relating to such service.

6.   Business Expenses.  Executive will be reimbursed for all reasonable,
     -----------------
out-of-pocket business expenses incurred in the performance of Executive's duties on behalf of NMMC. To obtain reimbursement, expenses must be submitted promptly with appropriate supporting documentation in accordance with NMMC's policies. However, on a one time basis only, Executive shall be permitted to submit for reimbursement all past business expenses incurred to date provided he does so in accordance with NMMC's policies within 15 days from the date this Agreement is entered.

7.   Termination of Executive's Employment.
     -------------------------------------

          7.1  Termination for Cause by NMMC.  Although NMMC anticipates a
               -----------------------------
mutually rewarding employment relationship with Executive, NMMC may terminate Executive's employment immediately at any time for good cause, which shall be:
(a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of Executive with respect to Executive's obligations or otherwise relating to the business of NMMC; (b) Executive's material breach of this Agreement; (c) Executive's conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; or (d) Executive's material neglect of duties or material failure to perform in accordance with the business plan prepared by Executive and adopted by the NMMC Board of Directors from year to year. In the event Executive's employment is terminated in accordance with this paragraph, Executive shall be entitled to receive only the Base Salary then in effect, prorated to the date of termination, and any benefits to which Executive is entitled to by virtue of his prior employment with NMMC (collectively referred to as "Standard Entitlements.") Executive will not be entitled to receive the Separation Package or any part thereof as described in paragraph 7.2 below.

          7.2  Termination Without Cause by NMMC.  NMMC may terminate
               ---------------------------------
Executive's employment under this Agreement without cause at any time on thirty
(30) days' advance written notice to Executive. In the event Executive's employment is terminated in accordance with this paragraph, Executive shall be entitled to receive the Standard Entitlements plus a Separation Package described in paragraph 7.2(a) below, provided the Executive complies with the conditions described in paragraph 7.2(b) below.

               (a)  Separation Package.  In the event of such termination, NMMC
                    ------------------
will pay Executive (i) a lump sum payment equal to the aggregate of all installments of Base Salary that would be due and payable for the remainder of the Initial Term or any subsequent renewal term, as applicable; (ii) a lump sum payment equal to the average of the bonus payments

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actually paid to Executive for the four most recently completed quarters multiplied by the number of quarters remaining under either the Initial Term or any subsequent renewal term, as applicable; (iii) payment by NMMC directly to the carrier of all premiums for any group health plan continuation coverage elected by the Executive pursuant to the Consolidated Budget Reconciliation Act of 1985; and (iv) full vesting and immediate exercisability of all outstanding stock options. The lump sum payments under (i) and (ii) above shall be paid within fifteen (15) business days after the termination of Executive's employment without discount for early payment.

               (b)  Conditions to Receive Separation Package.  The Separation
                    ----------------------------------------
Package will be paid provided the following conditions are met: (i) Executive agrees to act as a consultant for NMMC, without further compensation, for a period of thirty (30) days following the termination of the employment relationship, if requested to do so by NMMC; (ii) Executive complies with all surviving provisions of this Agreement as specified in paragraph 13.7 below, including, but not limited to, refraining from competition with NMMC as set forth in paragraph 9 below; and (iii) Executive executes a full general release, releasing all claims, known or unknown, that Executive may have against NMMC arising out of or in any way related to Executive's employment or termination of employment with NMMC.

          7.3  Voluntary Resignation by Executive.  Executive may voluntarily
               ----------------------------------
resign his position with NMMC with or without cause at any time on thirty (30) days advance written notice in accordance with the following terms:

               (a)  Voluntary Resignation Without Cause.  In the event of
                    -----------------------------------
Executive's resignation without cause, Executive will be entitled to receive only that portion of the Base Salary then in effect for the thirty (30) day notice period and no other amount for the remaining months of the current term, if any. Executive will not be entitled to receive the Separation Package or any part thereof, as described in paragraph 7.2(a) above. NMMC may, at its option, relieve Executive of all duties at any time during the notice period. Executive agrees to act as a consultant for NMMC, on mutually agreeable terms, for up to thirty (30) days following the date of his resignation, if requested to do so by NMMC.

               (b)  Voluntary Resignation With Cause.  In the event of
                    --------------------------------
Executive's voluntary resignation with cause, Executive will be entitled to receive the Standard Entitlements plus the Separation Package described in 7.2(a) above, provided he complies with the conditions in paragraph 7.2(b) above. Executive will be deemed to have resigned "with cause" in the following circumstances:

                    (i) NMMC's material breach of any of the provisions of this Agreement; or

                    (ii) a charge of material breach by NMMC under paragraph 7.1 above which is determined by final judgment to be made without adequate basis in law or fact.

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          7.4  Termination Of Employment Upon Nonrenewal.  In the event either
               -----------------------------------------
party decides not to renew this Agreement for a subsequent one-year term in accordance with paragraph 3.2 above, the Agreement will expire, Executive's employment with NMMC will terminate and Executive will only be entitled to the Standard Entitlements.

8.  Proprietary Rights.  All references to NMMC in paragraphs 8.1-8.12 include
    ------------------
Loraca as a third party beneficiary.

          8.1  Prior Work.  Except as set forth on Exhibit B hereto, all
               ----------
previous work performed by Executive for NMMC or Loraca relating in any way to the conception, reduction to practice, creation, derivation, design, development, manufacture, sale or support of products or services for NMMC is the property of NMMC/Loraca, and Executive hereby assigns to NMMC/ Loraca all of Executive's right, title and interest in and to such previous work.

          8.2  No Violation of Rights of Third Parties.  Executive warrants that
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the performance of all the terms of this Agreement and as an employee of NMMC does not and will not breach any agreement to keep in confidence proprietary information or material acquired by Executive prior to Executive's employment with NMMC. Executive agrees not to disclose to NMMC/Loraca, or induce NMMC/Loraca to use, any confidential or proprietary information or material belonging to any previous employer or others. Executive warrants that Executive is not a party to any other agreement that will interfere with Executive's full compliance with this Agreement.

          8.3  Proprietary Information.  The employment relationship between
               -----------------------
NMMC and Executive is one of confidence and trust between NMMC and Executive with respect to any information: (a) applicable to the business of NMMC/Loraca; or (b) applicable to the business of any client or customer of NMMC/Loraca, which may be made known to Executive by NMMC/Loraca or by any client or customer of NMMC/Loraca, or learned by Executive in such context during the period of Executive's employment with NMMC. All such information has commercial value in the business in which NMMC/Loraca is engaged and is hereinafter collectively called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of NMMC/Loraca, and includes, without limitation, respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing manufacturing, customer lists, business forecasts, sales and merchandising and marketing plans and information. "Proprietary Information" also includes proprietary or confidential information of any third party who may disclose such information to NMMC/Loraca or to Executive in the course of NMMC/Loraca's business, which NMMC/Loraca and/or Executive is obliged not to disclose pursuant to a confidentiality agreement.

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          8.4  Ownership and Nondisclosure of Proprietary Information.  All
               ------------------------------------------------------
Proprietary Information is the sole property of NMMC/Loraca, its assigns and its customers, and NMMC/Loraca, its assigns and its customers shall be the sole and exclusive owner of all patents, copyrights, mask works, trade secrets and other rights in the Proprietary Information. Executive hereby assigns to NMMC/Loraca all right, title and interest Executive may have or acquire in the Proprietary Information. At all times, both during the term of Executive's employment by NMMC and after termination of such employment, Executive agrees to keep in confidence and trust all Proprietary Information, and not to use or disclose any Proprietary Information or anything directly relating to the Proprietary Information without the written consent of NMMC/Loraca, except as may be necessary in the ordinary course of performing Executive's duties as an employee of NMMC.

          8.5  Ownership and Return of Materials.  All materials (including,
               ---------------------------------
without limitation, documents, drawings, models, apparatus, sketches, designs, lists, and all other tangible media of expression) furnished to Executive by NMMC/Loraca shall remain the property of NMMC/Loraca. Upon termination of Executive's employment, or at any time on the request of NMMC/Loraca before termination, Executive will promptly (but no later than five (5) days after the earlier of the termination of Executive's employment or NMMC/Loraca's request) destroy or deliver to NMMC/Loraca, at NMMC/Loraca's option, (a) all materials furnished to Executive by NMMC/Loraca, (b) all tangible media of expression that are in Executive's possession to the extent that they incorporate any Proprietary Information or otherwise relate to NMMC/Loraca's business, and (c) written certification of Executive's compliance with Executive's obligations under this sentence.

          8.6  Innovations.  As used in this Agreement, the term "Innovations"
               -----------
means all processes, machines, manufactures, compositions of matter, improvements, inventions (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and includes without limitation all new or useful art, combinations, discoveries, formulae, manufacturing techniques, technical developments, discoveries, artwork, software, and designs. "Innovations" includes "Inventions," which is defined to mean any inventions protected under patent laws.

          8.7  Disclosure of Prior Innovations.  Executive has identified on
               -------------------------------
Exhibit B ("Prior Innovations") attached hereto all Innovations applicable to the business of NMMC/Loraca or relating in any way to NMMC/Loraca's business or demonstrably anticipated research and development, which were conceived, reduced to practice, created, derived, developed, or made by Executive prior to Executive's employment with NMMC (collectively, the "Prior Innovations"), and Executive represents that such list is complete. Executive represents that Executive has no rights in any such Innovations other than those Prior Innovations specified in Exhibit B ("Prior Innovations"). If there is no such list on Exhibit B ("Prior Innovations"), Executive represents that Executive has neither conceived, reduced to

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practice, created, derived, developed nor made any such Prior Innovations at the time of signing this Agreement.

          8.8  Assignment of Innovations; License of Prior Innovations.
               -------------------------------------------------------
Executive hereby agrees promptly to disclose and describe to NMMC/Loraca, and Executive hereby assigns to NMMC/Loraca or NMMC/Loraca's designee Executive's entire right, title, and interest in and to, (a) each of the Innovations (including Inventions), and any associated intellectual property rights, which Executive may solely or jointly conceive, reduce to practice, create, derive, develop or make during the period of Executive's employment with NMMC, which either (i) relate, at the time of conception, reduction to practice, creation, derivation, development, or making of such Innovation, to NMMC/Loraca's business or actual or demonstrably anticipated research or development, or (ii) were developed on any amount of NMMC/Loraca's time or with the use of any of NMMC/Loraca's equipment, supplies, facilities or trade secret information, or
(iii) resulted from any work Executive performed for NMMC/Loraca, and (b) each of the Innovations which is not an Invention (as demonstrated by Executive by evidence meeting the clear and convincing standard of proof), and any associated intellectual property rights, which Executive may solely or jointly conceive, develop, reduce to practice, create, derive, develop, or make during the period of Executive's employment with NMMC, which are applicable to the business of NMMC/Loraca (collectively, the Innovations identified in clauses (a) and (b) are hereinafter the "NMMC/Loraca Innovations"). To the extent any of the rights, title and interest in and to NMMC/Loraca Innovations cannot be assigned by Executive to NMMC/Loraca, Executive hereby grants to NMMC/Loraca an exclusive, royalty-free, transferable, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice such non-assignable rights, title and interest. To the extent any of the rights, title and interest in and to NMMC/Loraca Innovations can be neither assigned nor licensed by Executive to NMMC/Loraca, Executive hereby irrevocably waives and agrees never to assert such non-assignable and non-licensable rights, title and interest against NMMC/Loraca or any of NMMC/Loraca's successors in interest to such non-assignable and non-licensable rights. Executive hereby grants to NMMC/Loraca or NMMC/Loraca's designees a royalty free, irrevocable, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to practice all applicable patent, copyright, moral right, mask work, trade secret and other intellectual property rights relating to any Prior Innovations which Executive incorporates, or permits to be incorporated, in any NMMC/Loraca Innovations. Notwithstanding the foregoing, Executive agrees that Executive will not incorporate, or permit to be incorporated, any Prior Innovations in any NMMC/Loraca Innovations without NMMC/Loraca's prior written consent.

          8.9  Future Innovations.  Executive recognizes that Innovations or
               ------------------
Proprietary Information relating to Executive's activities while working for NMMC and conceived, reduced to practice, created, derived, developed, or made by Executive, alone or with others, within one (1) year after termination of Executive's employment may have been conceived, reduced to practice, created, derived, developed, or made, as applicable, in significant part while employed by NMMC. Accordingly, Executive agrees that such Innovations and Proprietary Information shall be presumed to have been conceived, reduced to practice, created, derived, developed, or made, as applicable, during Executive's employment with NMMC and are to be promptly

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assigned to NMMC/Loraca unless and until Executive has established the contrary by written evidence satisfying the clear and convincing standard of proof.

          8.10  Cooperation in Perfecting Rights to Confidential Information and
                ----------------------------------------------------------------
Innovations.
-----------

                (a) Executive agrees to perform, during and after Executive's employment, all acts deemed necessary or desirable by NMMC/Loraca to permit and assist NMMC/Loraca, at NMMC/Loraca's expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Proprietary Information and Innovations assigned or licensed to, or whose rights are irrevocably waived and shall not be asserted against, NMMC/Loraca under this Agreement. Such acts may include, but are not limited to, execution of documents and assistance or cooperation (i) in the filing, prosecution, registration, and memorialization of assignment of any applicable patents, copyrights, mask work, or other applications, (ii) in the enforcement of any applicable patents, copyrights, mask work, moral rights, trade secrets, or other proprietary rights, and (iii) in other legal proceedings related to the Proprietary Information or Innovations.

               (b) In the event that NMMC/Loraca is unable for any reason to secure Executive's signature to any document required to file, prosecute, register, or memorialize the assignment of any patent, copyright, mask work or other applications or to enforce any patent, copyright, mask work, moral right, trade secret or other proprietary right under any Proprietary Information (including improvements thereof) or any Innovations (including derivative works, improvements, renewals, extensions, continuations, divisionals, continuations in part, continuing patent applications, reissues, and reexaminations thereof), Executive hereby irrevocably designates and appoints NMMC/Loraca and NMMC/Loraca's duly authorized officers and agents as Executive's agents and attorneys-in-fact to act for and on Executive's behalf and instead of Executive,
(i) to execute, file, prosecute, register and memorialize the assignment of any such application, (ii) to execute and file any documentation required for such enforcement, and (iii) to do all other lawfully permitted acts to further the filing, prosecution, registration, memorialization of assignment, issuance, and enforcement of patents, copyrights, mask works, moral rights, trade secrets or other rights under the Proprietary Information, or Innovations, all with the same legal force and effect as if executed by Executive.

          8.11  Nonassignable Inventions.  This Agreement does not apply to an
                ------------------------
Invention which qualifies fully as a nonassignable invention under the provisions of Section 2870 of the California Labor Code. Executive acknowledges that a condition for an Invention to qualify fully as a non-assignable invention under the provisions of Section 2870 of the California Labor Code is that the invention must be protected under patent laws. Executive has reviewed the notification in Exhibit C ("Limited Exclusion Notification") and agrees that Executive's signature thereon acknowledges receipt of the notification. However, Executive agrees to disclose promptly in writing to NMMC/Loraca all Innovations (including Inventions) conceived, reduced to practice, created, derived, developed, or made by Executive during the term of Executive's employment and for one (1) year thereafter, whether or not Executive believes such Innovations are subject to this Agreement, to permit a determination by NMMC/Loraca as to

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whether or not the Innovations should be the property of NMMC/Loraca. Any such information will be received in confidence by NMMC/Loraca.

          8.12  Injunctive Relief.  A breach of any of the promises or
                -----------------
agreements relating to Proprietary Information or NMMC/Loraca Innovations will result in irreparable and continuing damage to NMMC/Loraca for which there will be no adequate remedy at law, and NMMC shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

9.   Competitive Employment.  During the term of Executive's employment with
     ----------------------
NMMC, and during any period in which Executive is (i) receiving payments from NMMC under paragraph 7 above; or (ii) retained as a consultant for NMMC under paragraph 7 above (up to a maximum of thirty (30) days), Executive agrees that he will not directly or indirectly compete with NMMC in any way, and will not act as an officer, director, employee, consultant, shareholder, volunteer, lender, or agent of any business enterprise of the same nature as, or which is in direct competition with, the business in which NMMC is now engaged or in which NMMC becomes engaged during the term of Executive's employment with NMMC, as may be determined by NMMC in its sole discretion. Further, Executive agrees not to refer any client or potential client to competitors of NMMC, without NMMC's written consent, during the term of Executive's employment with NMMC and during any period in which Executive is receiving payments from NMMC under paragraph 7 above or retained as a consultant for NMMC under paragraph 7 above (up to a maximum of thirty (30) days).

10.   Nonsolicitation.  During Executive's employment with NMMC and for a period
      ---------------
of one (1) year thereafter, irrespective of the manner of termination of employment, Executive agrees not to, directly or indirectly, separately or in association with others:

          10.1 Interfere with, impair, disrupt or damage NMMC's relationship with any of its clients or prospective clients by soliciting or encouraging or causing others to solicit or encourage, any of them for the purpose of diverting or taking away the business such clients have with NMMC; or

          10.2 Interfere with, impair, disrupt or damage NMMC's business by soliciting, encouraging or causing others to solicit or encourage any of NMMC's employees to discontinue their employment with NMMC.

11.  Litigation Representation.  Employee represents and warrants to NMMC that,
     -------------------------
except as set forth on Exhibit D hereto ("Disclosure Of Existing And Threatened Litigation"), as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or known investigation involving Employee before any agency, court or tribunal or, to the knowledge of Employee, threatened against Employee. Employee further represents and warrants to NMMC that there is no judgment, decree or order against Employee that could prevent, enjoin or materially alter or delay performance by Employee of any of his obligations under this Agreement. All litigation to which Employee is a party (or, to his knowledge, is threatened to become a party) is disclosed on Exhibit D.

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12.  Agreement to Arbitrate. To the fullest extent permitted by law, Executive
     ----------------------
and NMMC agree to arbitrate any controversy, claim or dispute between them arising out of or in any way related to this Agreement, the employment relationship between NMMC and Executive, and any disputes upon termination of employment, including but not limited to breach of contract, tort, discrimination, harassment, wrongful termination, demotion, discipline, failure to accommodate, family and medical leave, compensation or benefits claims, constitutional claims and claims for violation of any local, state or federal law, statute, regulation or ordinance or common law. This method of resolving disputes shall be the sole and exclusive remedy of the parties. Accordingly, the parties understand that they are giving up their rights to have their disputes decided in a court of law and, if applicable, by a jury, and instead agree that their disputes shall be decided by arbitration. For the purpose of this agreement to arbitrate, references to "NMMC" includes all parent, subsidiary or related entities and their employees, supervisors, officers, directors, agents, pension or benefit plans, pension or benefit plan sponsors, fiduciaries, administrators, affiliates and all successors and assigns of any of them, and this agreement shall apply to them to the extent Executive's claims arise out of or relate to their actions on behalf of NMMC.

          12.1  Consideration.  The mutual promise by NMMC and Executive to
                -------------
arbitrate any and all disputes between them, rather than litigate them before the courts or other bodies, provides the consideration for this agreement to arbitrate.

          12.2  Initiation of Arbitration.  Either party may exercise the right
                -------------------------
to arbitrate by providing the other party with written notice of any and all claims forming the basis of such right in sufficient detail to inform the other party of the substance of such claims. In no event shall the request for arbitration be made after the date when institution of legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations.

          12.3  Arbitration Procedure.  The arbitration will be conducted in San
                ---------------------
Diego, California by a single neutral arbitrator and in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA"). The parties are entitled to representation by an attorney or other representative of their choosing. The arbitrator shall have the power to enter any award that could be entered by a judge of the Superior Court of the State of California, and only such power. The parties agree to abide by and perform any award rendered by the arbitrator. Judgment on the award may be entered in any court having jurisdiction thereof.

          12.4  Costs of Arbitration.  Each party shall bear one half the cost
                --------------------
of the arbitration filing and hearing fees, and the cost of the arbitrator.

13.  General Provisions.
     ------------------

          13.1  Successors and Assigns.  The rights and obligations of NMMC
                ----------------------
under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of NMMC. Executive shall not be entitled to assign any of Executive's rights or obligations under this Agreement.

          13.2  Waiver.  Either party's failure to enforce any provision of this
                ------
Agreement shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

          13.3  Severability.  In the event any provision of this Agreement
                ------------
shall be found unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

          13.4  Interpretation; Construction.  The headings set forth in this
                ----------------------------
Agreement are for convenience only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing NMMC, but Executive acknowledges that Executive has had an opportunity to review the Agreement and has had it reviewed by legal counsel, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

          13.5  Governing Law.  This Agreement will be governed by and construed
                -------------
in accordance with the laws of the United States of America and the State of California.

          13.6  Notices.  Any notice required or permitted by this Agreement
                -------
shall be in writing and shall be delivered as follows with notice deemed given as indicated: (a) by personal delivery when delivered personally, (b) by overnight courier upon written verification of receipt, (c) by telecopy or facsimile transmission upon acknowledgment of receipt of electronic transmission, or (d) by certified or registered mail, return receipt requested, upon verification of receipt. Notice shall be sent to the addresses set forth below, or such other address as either party may specify in writing.

          13.7  Survival.  The definitions in this Agreement and the rights and
                --------
obligations contained in paragraphs 8 ("Proprietary Rights"), 9 ("Competitive Employment"), 10 ("Nonsolicitation"), 12 ("Agreement to Arbitrate") and 13 ("General Provisions") will survive any termination or expiration of this Agreement.


         THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK

          13.8  Entire Agreement.  This Agreement, including Exhibits A, B, C
                ----------------
and D to this Agreement, constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral. This Agreement may be amended or modified only with the written consent of Executive and NMMC. No oral waiver, amendment or modification will be effective under any circumstances whatsoever.

THE PARTIES TO THIS AGREEMENT HAVE READ THE FOREGOING AGREEMENT AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS AGREEMENT ON THE DATES SHOWN BELOW.

DATED:___________________               _________________________________
                                        Name:



                                        Phone:
                                        Fax:

DATED:___________________               NMMC


                                        By: _____________________________
                                        Ronald R. Baca
                                        11735 Sky Valley NE
                                        Albuquerque, NM  87111
                                        Phone: (505) 856-5626
                                        Fax:   (505) 856-5663

                                   EXHIBIT A

                Calendar Year 1999 NMMC Bonus Compensation Plan



1.   Eligibility.  An employee must be a member of senior management to become
     ------------
eligible to earn bonuses under this Bonus Compensation Plan.

2.   Earning And Calculation of Bonus.  Provided that NMMC's return on average
     --------------------------------
equity ("ROE"), as determined in accordance with generally accepted accounting principles ("GAAP"), equals or exceeds 10% for any fiscal quarter, then a bonus pool (the "Bonus Pool") shall be created for distribution to NMMC's senior management, including Executive, in accordance with the schedule below.

If NMMC's actual earnings before taxes (as determined in accordance with GAAP) for a given fiscal quarter ("Actual EBT") is less than 50% of projected earnings before taxes as approved by NMMC's Board of Directors ("Projected EBT"), then no Bonus Pool shall be created.

If Actual EBT is equal to or greater than 50% but less than 75% of Projected EBT, then the Bonus Pool shall equal 5% of Actual EBT.

If Actual EBT is equal to or greater than 75% but less than 100% of Projected EBT, then the Bonus Pool shall equal 7.5% of Actual EBT.

If Actual EBT is equal to 100% of Projected EBT, then the Bonus Pool shall equal 10% of Actual EBT.

If Actual EBT is equal to or greater than 100% but less than 125% of Projected EBT, then the Bonus Pool shall equal 12.5% of Actual EBT.

If Actual EBT is equal to or greater than 125% of Projected EBT, then the Bonus Pool shall equal 15% of Actual EBT.

Executive, together with NMMC's Chief Executive Officer, shall have sole discretion for allocation of the Bonus Pool among NMMC senior management, subject to the approval of NMMC's Board of Directors.

3.   Payment of Bonus.  The  performance bonus, if any, will be paid within 45
     ----------------
days following the close of the quarter.

4.   Termination.  Unless otherwise provided by the employee's Employment
     -----------
Agreement, in the event of termination prior to the end of any quarter, the employee will receive a prorated bonus based on achievement of goals to the date of termination.

                                   EXHIBIT B

                               PRIOR INNOVATIONS

                                   EXHIBIT C

                        LIMITED EXCLUSION NOTIFICATION

     THIS IS TO NOTIFY you in accordance with Section 2870 of the California Labor Code that the foregoing Agreement between you and New Mexico Mortgage Corporation ("NMMC") does not require you to assign or offer to assign to NMMC any invention that you developed entirely on your own time without using NMMC's equipment, supplies, facilities or trade secret information except for those inventions that either:

     (1) Relate at the time of conception or reduction to practice of the invention to NMMC's business, or actual or demonstrably anticipated research or development of NMMC; or

     (2)  Result from any work performed by you for NMMC.

     To the extent a provision in the foregoing Agreement purports to require you to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

     This limited exclusion does not apply to any patent or invention covered by a contract between NMMC and the United States of America or any of its agencies requiring full title to such patent or invention to be in the United States of America.

     I ACKNOWLEDGE RECEIPT of a copy of this notification.


                                    By:__________________________________

                                    _____________________________________
                                    Name:

                                    Date:________________________________

Witnessed by:

_____________________________

_____________________________
(Printed Name)

Dated:_______________________

                                   EXHIBIT D

               DISCLOSURE OF EXISTING AND THREATENED LITIGATION

                                      -16-